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                              APPENDIX - PROXY CARD
                                      PROXY

                         METROMEDIA FIBER NETWORK, INC.

                               One North Lexington
                             White Plains, NY 10601

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 8, 1999, 9:00 a.m.

     The undersigned hereby appoints Gerard Benedetto, Dennis E. Codlin and Arnold L. Wadler, and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Class A Common Stock of Metromedia Fiber Network, Inc. held of record by the undersigned on July 14, 1999 at the Special Meeting of Shareholders to be held on September 8, 1999, or any adjournment or postponement thereof.

  The Board of Directors recommends a vote "FOR" each of the listed proposals.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                           USING THE ENCLOSED ENVELOPE

                           (continued on reverse side)




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                                                               Please mark
                                                               your votes as
                                                               indicated in
                                                               this example /X/

                                       FOR     WITHHOLD
1.   The approval of the issuance      /  /       /  /
     of shares of class A common
     stock in connection with the
     merger agreement among
     Metromedia, AboveNet
     Communications Inc., and a
     subsidiary of Metromedia Fiber
     Network, Inc.





                  THIS PROXY WHEN PROPERLY EXECUTED WILL VOTE IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF AUTHORIZATION OF SHARES OF CLASS A COMMON STOCK. IN
                  THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
                  SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.


Signature(s)_____________________________ Dated _________________________, 1999

IMPORTANT: Please sign exactly as name appears on this card. Each joint owner should sign. Executors, administrator trustees, etc. should give full title.


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